Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Conference Call and Webcast Scheduled for Today, Tuesday, March 1, 2016 at

11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, March 1, 2016 – Western Asset Mortgage Capital Corporation (the “Company”) (NYSE: WMC) today reported its results for the fourth quarter and year ended December 31, 2015.

FOURTH QUARTER 2015 HIGHLIGHTS

•                 $0.58 per share common dividend declared

•                 GAAP net loss of $20.1 million, or $0.49 per basic and diluted share

•                 Core earnings plus drop income of $16.6 million, or $0.39 per basic and diluted share1,2

•                 2.18% weighted average net interest spread on our investment portfolio, including interest only (“IO”) securities accounted for as derivatives1

•                 Constant prepayment rate on its Agency RMBS portfolio of 8.6% for the quarter

•                 $12.21 per share net book value as of December 31, 2015, net of fourth quarter common dividend

•                 Economic return on book value was (3.6%)1,3   for the quarter

•                 During the first quarter of 2016, the Company reauthorized its share repurchase plan, which expired at the end of 2015, for up to 2.05 million shares

FULL YEAR 2015 HIGHLIGHTS

•                 $2.49 per share common dividends declared

•                 GAAP net loss of $9.5 million, or $0.25 per basic and diluted share

•                 Core earnings plus drop income of $105.2 million, or $2.51 per basic and diluted share 1,2

•                 2.49% weighted average net interest spread on our investment portfolio, including interest only (“IO”) securities accounted for as derivatives1

•                 5.1x leverage as of December 31, 2015 (6.7x leverage when adjusted for net TBA position)1, 4

•                 Economic return on book value was (1.6%)1,3 for the year

•                 Acquired $229.2 million in residential Whole-Loans, which equaled approximately 7% of our total investment portfolio as of December 31, 2015

MANAGEMENT COMMENTARY

“2015 was a challenging year for the fixed income markets and, in particular, the U.S. mortgage markets, driven by ongoing concerns over slower global economic growth and uncertainty over the Federal Reserve’s interest rate policy,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “Despite the difficult market conditions, we generated core earnings plus drop income of $2.51 for the year, enabling us to pay $2.49 in dividends to our shareholders. However, generally wider spreads on our investments combined with ongoing interest rate volatility throughout the year led to slightly negative economic return on book value in 2015.”

Anup Agarwal, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “We were able to accelerate our diversification strategy in 2015, as we shifted our portfolio to include a higher proportion of credit sensitive investments, increasing our credit exposure from approximately 28% of the portfolio at the beginning of the year to approximately 43% of the portfolio at year-end. During the year, we expanded our relationships with loan originators that produce the specific types of assets we are targeting.  As a result, we were able to significantly increase our holdings in Residential Whole-Loans and reduce our exposure to Agency MBS. Looking forward, we expect to continue this strategy, subject to regulatory limitations regarding our portfolio composition, as we believe that credit sensitive securities offer good relative value and help position our portfolio to generate attractive risk-adjusted returns.”

1 Non – GAAP measure.

2   Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $1.5 million and $13.9 million for the three and twelve months ended December 31, 2015

3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.

4  5.1x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of December 31, 2015, the net long position in TBAs was $825.0 million in notional value.

FOURTH QUARTER 2015 RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	December 31, 2015	September 30,2015

Net Interest Income	$27,403	$28,840

Other Income (Loss):

Realized gain (loss) on sale of investments, net	(988)	(2,482)

Other loss on securities	(4,907)	(5,917)
Unrealized gain (loss) on investments, net	(44,295)	24,723

Gain (loss) on derivative instruments, net	7,616	(41,363)

Other, net	574	(29)

Other Income (Loss), net	(42,000)	(25,068)

Total Operating Expenses	5,488	5,624

Net income (loss) available to Common Stock and participating securities	$(20,085)	$(1,852)

Net income (loss) per Common Share – Basic/Diluted	$(0.49)	$(0.05)

Non-GAAP Results

Core earnings plus drop income (1)	$16,560	$22,560
Core earnings plus drop income per Common Share – Basic/Diluted	$0.39	$0.54
Weight average yield (2)	4.42%	4.03%
Effective cost of funds(3)	2.24%	1.58%
Annualized net interest spread (3)	2.18%	2.45%
Annualized constant prepayment rate (CPR) (4)	8.60%	10.10%

(1)         For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.

(2)         Includes interest-only securities accountied for as derivatives

(3)         Includes interest-only securities accounted for as derivatives and the cost of interest rate swaps

(4)         Annualized CPR on Agency RMBS

PORTFOLIO COMPOSITION

As of December 31, 2015, the Company owned an aggregate investment portfolio equaling $3.1 billion in market value. The following table sets forth additional information regarding the Company’s portfolio as of December 31, 2015:

Portfolio
($ in millions)
Agency	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.5%	$108.0	$115.9	$111.8
	4.0%	298.0	325.1	318.2
	4.5%	382.2	410.2	419.9
	5.0%	58.9	66.0	66.4
	5.5%	2.9	3.3	3.2
	6.0%	6.1	6.9	7.0
20-year fixed rate	3.5%	147.5	155.6	154.3
	4.0%	497.8	524.9	533.0

Agency RMBS IOs and IIOs(1)	3.3%	N/A	116.5	117.4
Agency CMBS	5.2%	24.5	24.5	24.7
Agency CMBS IOs and IIOs(2)	1.3%	N/A	13.0	13.2
Total Agency	3.5%	$1,525.9	$1,761.9	$1,769.1

Non-Agency
Non-Agency RMBS	3.7%	$601.2	$443.6	$445.4
Non-Agency RMBS IOs and IIOs(3)	5.8%	N/A	69.4	84.7
Non-Agency CMBS	5.0%	550.9	468.0	450.9
Total Non-Agency	4.7%	$1,152.1	$981.0	$981.0

Other Securities(4)	4.8%	81.5	102.8	101.1

Residential Whole-Loans	4.9%	212.6	214.9	218.5
Securitized Commercial Loan(5)	9.0%	25.0	25.0	25.0
Total Portfolio	4.0%	$2,997.1	$3,085.6	$3,094.7

(1)          Includes $44.8 million of amortized cost and $45.4 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(2)          Includes $11.1 million of amortized cost and $11.1 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.

(3)          Includes $2.8 million of amortized cost and $3.6 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(4)          Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $22.8 million.

(5)          The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

PORTFOLIO FINANCING AND HEDGING

Financing

At December 31, 2015, the Company financed its portfolio with $2.6 billion of borrowings under master repurchase agreements with twenty-one (21) of its twenty-six (26) approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing as of December 31, 2015($ in millions):

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$1,601.7	0.66%	41
Non-Agency RMBS	380.2	1.91%	44
Agency and Non-Agency CMBS	356.3	1.84%	35
Whole-Loans and securitized commercial loan	180.9	2.38%	26
Other Securities	66.7	2.33%	60
Total	$2,585.8	1.17%	38

Hedging

The Company has also entered into approximately $5.5 billion notional value of pay-fixed interest rate swaps, excluding forward starting swaps of $710.0 million (approximately 8.6 months forward), which have variable maturities between March 2016 and February 2044, and $2.3 billion notional value of pay-variable interest rate swaps, which have variable maturities between February 2020 and February 2045. In addition, the Company has entered into $605.0 million notional value of pay-fixed interest rate swaptions with a weighted average swap term of 4.3 years, and $500.0 million notional amount of receive-fixed interest rate swaptions with a weighted average swap term of 5.0 years.

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of December 31, 2015:

Fixed Pay Rate Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Maturity (Years)
1 year or less	$1,286.0	0.6%	0.6
> 1 year to 3 years	1,131.8	1.1%	1.4
> 3 years to 5 years	1,345.2	2.1%	4.6
> 5 years	2,404.6	2.8%	10.2
Total Fixed Pay Rate	$6,167.6	1.9%	5.4

Variable Pay Rate Swap Transactions
($ in millions)
Remaining Term to Maturity	Notional Value	Average Variable Pay Rate	Average Maturity (Years)
> 3 years to 5 years	$1,170.7	0.4%	4.5
> 5 years	1,102.2	0.4%	12.3
Total	$2,272.9	0.4%	8.2

DIVIDEND

On December 17, 2015, the Company declared a regular cash dividend of $0.58 per share for each common share. Since inception in May of 2012, the Company has declared and paid total dividends of $12.68 per share in a combination of cash and stock.

STOCK REPURCHASE PLAN

The Company announced that its Board of Directors has reauthorized its repurchase program of up to 2.05 million shares of its common stock through December 31, 2017. The authorization had expired on December 31, 2015.  Purchases made pursuant to the program will be made in the open market, in privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rules 10b-5 and 10b-18 of the Securities and Exchange Commission. The authorization does not obligate the Company to acquire any particular amount of common shares and the program may be suspended or discontinued at the Company’s discretion without prior notice. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors.  The Company did not purchase any shares under the previously authorized program.

CONFERENCE CALL

The Company will host a conference call with a live webcast today, March 1, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter and year ended December 31, 2015.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10081107 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on March 1, 2016.

A telephone replay will be available through March 15, 2016 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10081107. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency RMBS, Non-Agency RMBS, CMBS, ABS, Residential and Commercial Whole-Loans and other financial assets. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	December 31, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$24,711	$47,222
Mortgage-backed securities and other securities, at fair value ($2,777,717 and $4,362,532 pledged as collateral, at fair value, respectively)	2,851,127	4,385,723
Residential Whole-Loans, at fair value ($218,538 and $7,220 pledged as collateral, at fair value, respectively)	218,538	7,220
Securitized commercial loan, at fair value	25,000	-
Linked transactions, net, at fair value	-	20,627
Investment related receivable	572	162,837
Accrued interest receivable	22,621	27,309
Due from counterparties	249,563	184,757
Derivative assets, at fair value	21,915	73,256
Other assets	516	326
Total Assets (1)	$3,414,563	$4,909,277

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$2,585,801	$3,875,721
Securitized debt, at fair value	11,000	-
Accrued interest payable	20,431	17,573
Investment related payables	66,146	166,608
Due to counterparties	9,950	12,180
Derivative liability, at fair value	180,177	180,280
Accounts payable and accrued expenses	2,078	1,794
Payable to related party	3,019	2,705
Dividend payable	24,313	29,204
Total Liabilities (2)	2,902,915	4,286,065

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 41,919,801 and 41,719,801 shares issued and outstanding, respectively	419	417
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-	-
Additional paid-in capital	763,283	760,925
Retained earnings (accumulated deficit)	(252,054)	(138,130)
Total Stockholders’ Equity	511,648	623,212
Total Liabilities and Stockholders’ Equity	$3,414,563	$4,909,277

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets (Continued)

(in thousands—except share and per share data)

	December 31, 2015	December 31, 2014
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($218,538 and 7,220 pledged as collateral, at fair value, respectively)	$218,538	$7,220
Securitized commercial loan, at fair value	25,000	-
Accrued interest receivable	1,836	40
Total assets of consolidated VIEs	$245,374	$7,260

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$11,000	$-
Accrued interest payable	85	-
Accounts payable and accrued expenses	2	153
Total liabilities of consolidated VIEs	$11,087	$153

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(in thousands—except share and per share data)

	For the three months ended December 31, 2015	For the three months ended December 31, 2014	For the year ended December 31, 2015	For the year ended December 31, 2014
	(Unaudited)	(Unaudited)
Net Interest Income:
Interest income	$35,048	$40,358	$152,704	$149,110
Interest expense	7,645	6,434	27,605	22,263
Net Interest Income	27,403	33,924	125,099	126,847

Other Income (Loss):
Realized gain (loss) on sale of investments, net	(988)	472	8,279	(2,178)
Other loss on securities	(4,907)	(9,449)	(19,791)	(17,014)
Unrealized gain (loss) on investments, net	(44,295)	48,256	(34,011)	189,011
Gain on linked transactions, net	-	204	-	1,870
Gain (loss) on derivative instruments, net	7,616	(53,512)	(68,895)	(180,496)
Other, net	574	479	2,318	1,433
Other Income (Loss), net	(42,000)	(13,550)	(112,100)	(7,374)

Operating Expenses:
General and administrative (includes $332, $549, $2,301 and $2,203 non-cash stock based compensation, respectively)	2,747	2,424	11,609	9,127
Management fee – related party	2,741	2,506	10,874	9,633
Total Operating Expenses	5,488	4,930	22,483	18,760

Net income (loss) available to Common Stock and participating securities	$(20,085)	$15,444	$(9,484)	$100,713

Net income (loss) per Common Share – Basic	$(0.49)	$0.37	$(0.25)	$2.67
Net income (loss) per Common Share – Diluted	$(0.49)	$0.37	$(0.25)	$2.67

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three months and the years ended December 31, 2015 and December 31, 2014:

(dollars in thousands)	For the three months ended December 31, 2015	For the three months ended December 31, 2014	For the year ended December 31, 2015	For the year ended December 31, 2014

Net Income (loss) – GAAP	$(20,085)	$15,444	$(9,484)	$100,713
Adjustments:

Investments:

Unrealized (gain) loss on investments	44,295	(48,256)	34,011	(189,011)
Other loss on securities	4,907	9,449	19,791	17,014
Realized (gain) loss on sale of investments	988	(472)	(8,279)	2,178

Derivative Instruments:

Realized (gain) loss on termination of interest rate swaps	(4,951)	34,356	(23,680)	(5,440)
Realized gain on settlement of TBAs	(3,252)	(14,846)	(1,524)	(40,015)
Realized (gain) loss on currency forwards	(79)	577	901	1,759
Realized loss on option derivatives	1,395	2,813	711	2,813
Realized (gain) loss on termination of futures	(100)	-	527	16,495
Realized (gain) loss on sale of swaptions	1,369	(2,302)	5,242	3,606
Realized gain on sale/unlinking of securities underlying linked transactions	-	-	-	(1,397)
Realized (gain) loss on Agency Interest-Only Strips – accounted for as derivatives	29	(2)	(595)	753
Realized (gain) loss on foreign currency transactions	270	(655)	(2,253)	(1,725)
Unrealized loss on foreign currency transactions	(736)	-	123	-
Mark-to- market adjustments on interest rate swaps	(14,366)	38,497	68,843	183,379
Mark-to- market adjustments on interest rate swaptions	1,414	(3,918)	1,486	1,697
Mark-to-market adjustments on option derivatives	-	(340)	-	-
Mark-to-market adjustments on futures contracts	578	429	(105)	740
Mark-to- market adjustments on TBAs	(58)	(4,752)	2,726	(6,273)
Mark-to-market adjustments on linked transactions	-	442	-	1,860
Mark-to-market adjustments on IOs	2,317	1,804	4,283	2,136
Mark-to-market adjustments on foreign currency swaps	633	(1,785)	(3,311)	(3,857)
Mark-to-market adjustments on foreign currency forwards	129	222	(323)	303

Non-cash stock-based compensation expense	332	549	2,301	2,203
Total adjustments	35,114	11,810	100,875	(10,782)
Core Earnings – Non-GAAP Financial Measure	$15,029	$27,254	$91,391	$89,931

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.36	$0.65	$2.18	$2.39
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.36	$0.65	$2.18	$2.39

Basic weighted average common shares and participating securities	41,948,299	41,732,988	41,909,835	37,677,685
Diluted weighted average common shares and participating securities	41,948,299	41,732,988	41,909,835	37,677,685

Reconciliation of Interest Income and Effective Cost of Funds

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives and interest income on linked transactions prior to January 1, 2015 (Non-GAAP financial measure) for the three months and the years ended December 31, 2015 and December 31, 2014:

(dollars in thousands)	For the three months ended December 31, 2015	For the three months ended December 31, 2014	For the year ended December 31, 2015	For the year ended December 31, 2014
Coupon interest income	$43,837	$57,132	$205,672	$209,146
Premium accretion, discount amortization and amortization of basis, net	(8,789)	(16,774)	(52,968)	(60,036)
Interest income	$35,048	$40,358	$152,704	$149,110

Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	$5,172	$5,809	$21,872	$26,097
Amortization of basis (Non-GAAP Financial Measure)	(4,388)	(4,582)	(17,265)	(18,868)
Contractual interest income, net on Foreign currency swaps(1)	210	176	795	317
Contractual interest income, net of premium amortization, discount accretion and amortization of basis on Linked transactions (2):
Coupon interest income	-	996	-	5,998
Premium amortization, discount accretion and amortization of basis, net	-	(218)	-	(3,119)
Subtotal	994	2,181	5,402	10,425
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and Linked transactions - Non-GAAP Financial Measure	$36,042	$42,539	$158,106	$159,535

(1)                Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

(2)                Reported in gain (loss) on linked transactions in the Consolidated Statement of Operations.

The following tables reconcile the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three months and the years ended December 31, 2015 and December 31, 2014:

	For the three months ended December 31, 2015		For the three months ended December 31, 2014
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$7,645	1.07%	$6,434	0.65%
Interest expense on linked transactions	-	-	132	1.76%
Net interest paid - interest rate swaps	8,320	1.17%	4,162	0.43%
Effective Borrowing Costs	$15,965	2.24%	$10,728	1.08%
Weighted average borrowings (1)	$2,826,152		$3,935,531

(1)                Includes average repurchase borrowings under linked transactions.

	For the year ended December 31, 2015		For the year ended December 31, 2014
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$27,605	0.82%	$22,263	0.60%
Interest expense on linked transactions	-	-	546	1.75%
Net interest paid - interest rate swaps	19,116	0.57%	29,946	0.81%

Effective Borrowing Costs	$46,721	1.39%	$52,755	1.41%
Weighted average borrowings (1)	$3,357,445		$3,730,206

(1)                Includes average repurchase borrowings under linked transactions.